Form C

Cover Page

Name of issuer:

Skejul Inc

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 11/20/2013

Physical address of issuer:

1608 Menard
St. Louis MO 63104

Website of issuer:

https://skejul.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

2/2/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

3

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$211,865.00	$190,758.00
Cash & Cash Equivalents:	$4,065.00	$2,958.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$286,200.00	$421,200.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$500.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($21,392.00)	($102,245.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Skejul Inc

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Mark Gallion	Consulting	Diameta Ventures	2016
Paul Heirendt	Founder/CEO	BLOCK iD	2013
Matthew Lamons	CEO	Skejul	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Mark Gallion	Treasurer	2016
Mark Gallion	Secretary	2016
Mark Gallion	CFO	2016
Mark Gallion	COO	2016
Paul Heirendt	President	2013
Matthew Lamons	CEO	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and any person that routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Matthew Lamons	1477756.0 Common	48.9

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. ***Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.***

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

There is existing competition in the scheduling market. As such, The Company may not be able to acquire users for either the consumer app or the API.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

Mark Gallion is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

Paul Heirendt is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

The Company may not be able to hire the data scientists, AI experts and/or programmers required to support the Skejul product.

The Company depends on calendar data from the API's of Google Calendar, Microsoft Outlook and Apple iCal to build AI models that make scheduling recommendations. As such, it would be impacted of this data was no longer available on reasonable terms from those third party applications.

The Company will use digital advertising and other online tools to promote and distribute its product. The costs and/or access to those tools may reduce The Company's ability to acquire users.

The Company depends on third party services to store, run and digitally transmit its products. As such, the Company is at risk if those third party services are not available at a reasonable costs and on reasonable terms.

The Company depends on wide-scale availability of smartphone, tablets, laptops/desktops and high speed internet to run the Skejul app. If that hardware was not available, Skejul could not provide its product to users.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise:	**$50,000**
Use of Proceeds:	95% complete the consumer web app beta for launch ASAP. 5% Wefunder Intermediary fee.

If we raise:	**$1,070,000**
Use of Proceeds:	This total pre-seed funding will be used to launch the beta consumer web app, the beta Skejul API and to acquire initial users of both products. This will validate our value proposition and collect metrics on user virile growth. In terms of percentage breakdown, about 40% for development, 30% for sales & marketing and 25% for admin overhead and executive team. 5% Wefunder Intermediary fee.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts

The main terms of the Offering are below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by (a) the price of **Preferred Stock** or
- (ii) if the valuation for the company is more than **$5 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.
- (iii) for investors up to the first $50,000 the valuation cap will be $4.5million

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors will have no voting rights. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are"accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of a SAFE may be amended and any Investor's right waived as follows:

(i) if the Investor is not a Major Investor, any provision of a SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor is a Major Investor, any provision of the SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of the Valuation Cap for such SAFE.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common	10000000	3,018,600	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

Common Stock holders have voting rights. Preferred Stock holders will not receive voting rights, but will have liquidation preferences. The class of Preferred Stock has not yet been authorized.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Mark Gallion
Issue date	07/27/16
Amount	$20,000.00
Outstanding principal plus interest	$21,630.00 as of 08/02/18
Interest rate	5.0% per annum
Maturity date	07/27/18
Current with payments	Yes

This loan has not been paid off yet, but will continue to be paid off at the owner's discretion.

Convertible Note

Issue date	08/14/14
Amount	$75,000.00
Interest rate	5.0% per annum
Discount rate	0.0%
Valuation cap	$3,000,000.00
Maturity date	06/13/18

We are in discussions with the Noteholders. Nothing has converted yet, but the Company is in the process of extending.

Convertible Note

Issue date	09/19/16
Amount	$155,000.00
Interest rate	5.0% per annum
Discount rate	0.0%
Valuation cap	$3,750,000.00

We are in discussions with the Noteholders. Nothing has converted yet, but the Company is in the process of extending.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
9/2016	Section 4(a)(2)	Convertible Note	$155,000	General operations
3/2017	Section 4(a)(2)	SAFE	$100,000	General operations
7/2017	Section 4(a)(2)	SAFE	$50,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Mark Gallion
Amount Invested	$20,000.00
Transaction type	Loan
Issue date	07/27/16
Outstanding principal plus interest	$21,630.00 as of 03/26/18
Interest rate	5.0% per annum
Maturity date	07/27/18
Outstanding	Yes
Current with payments	Yes
Relationship	Officer

This loan has not yet been paid off, but will continue to be paid at the owner's discretion.

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

It's incredibly simple: You pick the group and Skejul's AI instantly predicts a time when everyone can get together. Our solution makes scheduling fast & easy by simplifying the process from days down to minutes: no more week-long email loops, double booking, calendar sharing, and wasted effort. The busier you are, the more data you'll have and the better Skejul will work.

Skejul optimization empowers people to spend time on what matters most while taking full advantage of open time slots.

Skejul will be launched as a freemium consumer app along with an API to power intelligent scheduling for other software products in markets such as healthcare, financial services, consumer services, and CRM. Longer term, Skejul's viral network effects will help us create a data platform around time and activities. We want Skejul AI to ultimately be the global trusted smart utility of choice for planning activities. This would provide attractive and much larger revenue opportunities.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

Skejul Inc was incorporated in the State of Delaware in November 2013.

Since then, we have:

- Completed MVP with AI based on 1.75 million activities from pre-activated members in 25 countries.

- Our technology is patent pending.

- Built a community of 70k great fans.

- Very strong and experienced executive team with multiple startups and exits.

- Named Cool Vendor 2017 -Unified Communications by Gartner, Inc.

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $500 compared to the year ended December 31, 2016, when the Company had revenues of $0.

- *Assets.* As of December 31, 2017, the Company had total assets of $211,865, including $4,065 in cash. As of December 31, 2016, the Company had $190,758 in total assets, including $2,958 in cash.

- *Net Loss.* The Company has had net losses of $21,392 and net losses of $102,245 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.

- *Liabilities.* The Company's liabilities totaled $286,200 for the fiscal year ended December 31, 2017 and $421,200 for the fiscal year ended December 31, 2016.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $20,000 in debt, $230,000 in convertibles, and $150,000 in SAFEs.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 24 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 9 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Skejul Inc cash in hand is $420, as of July 2018. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $2,200/month, for an average burn rate of $2,200 per month. Our intent is to be profitable in 24 months.

We have delayed the launch of our beta consumer product as we fine tune and develop our artificial intelligence and data models. As a result, our monthly expenses have held steady at about $2k per month. We will ramp up development and launch the beta app with the funds raised from the WeFunder campaign. In lieu of a successful Wefunder campaign, we will continue operations as normal, but will consider other funding options.

We plan to ramp up expenses over the next 3-6 months to finalize the beta product and launch it to an identified group of early adopters. We will immediately ramp-up user acquisition expenses to $5-10k per month. We will hire 3-4 developers and data scientists and a customer service manager to implement the product launch. In total, we will ramp up expenses from current level of $2k per month to over $60 per moth over the next 3-6 months. We have no plans for additional sources of capital.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

- i. at the time of the filing of this offering statement bars the person from:
  - A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
  - B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
  - C. engaging in savings association or credit union activities?☐ Yes ☑ No
- ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

- i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
- ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
- iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

> i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
>
> ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://www.skejulhq.com//invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Early Bird SAFE (Simple Agreement for Future Equity)
- SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

- Financials 1

Appendix D: Director & Officer Work History

- Mark Gallion
- Matthew Lamons
- Paul Heirendt

Appendix E: Supporting Documents

INVEST IN SKEJUL

The AI platform that takes the guesswork out of planning activities


FOLLOW US FOR UPDATES
SHARE
TWEET
$0
raised of $50K goal
$100 min
by Wefunder Portal LLC
INVEST

> *It's incredibly simple: You pick the group and Skejul's AI instantly predicts a time when everyone can get together. Our solution makes scheduling fast & easy by simplifying the process from days down to minutes: no more week-long email loops, double booking, calendar sharing, and wasted effort. The busier you are, the more data you'll have and the better Skejul will work.*
>
> *Skejul optimization empowers people to spend time on what matters most while taking full advantage of open time slots.*



Matthew Lamons
FOUNDER/CEO, SKEJUL

Future Equity (SAFE)

$5M valuation cap

A SAFE gives you the right to future shares in Skejul . If you invest, you're betting the company will be worth more than $5M in the future.

INVEST $25K FOR PRO RATA RIGHTS.

EARLY BIRD BONUS: $4.5M Valuation Cap
Investors who fund up to the first $50K of this fundraise will invest in a SAFE with a $4.5M valuation cap.

INVESTOR PERKS

$250+	FREE 1 year Skejul PRO subscription!
$500+	FREE 5 year Skejul PRO Subscription!
$1,000+	Skejul Team T-Shirt + 1 FREE 10 year Skejul PRO Subscription!
$2,500+	Skejul Team T-Shirt + 10 FREE 10 year Skejul PRO Subscriptions!
$5,000+	5 Skejul Team T-Shirts + 50 FREE 10 year Skejul PRO Subscriptions!
$10,000+	10 Skejul Team T-Shirts + 100 FREE 10 yr Skejul PRO Subscriptions!

OUR AMBITION

Skejul will be launched as a freemium consumer app along with an API to power intelligent scheduling for other software products in markets such as healthcare, financial services, consumer services, and CRM. Longer term, Skejul's viral network effects will help us create a data platform around time and activities. We want Skejul AI to ultimately be the global trusted smart utility of choice for planning activities. This would provide attractive and much larger revenue opportunities.

KEY FACTS

- Completed MVP with AI based on 1.75 million activities from pre-activated members in 25 countries.
- Our technology is patent pending.
- Built a community of 70k great fans.
- Very strong and experienced executive team with multiple startups and exits.
- Named Cool Vendor 2017 -Unified Communications by Gartner, Inc.

DOCUMENTS

Skejul_Deck_Wefunder_.pdf

https://skejulhq.com

from St. Louis Missouri

ARTIFICIAL INTELLIGENCE · TECH · SOFTWARE · TECHNOLOGY · B2B · B2C · MOBILE

Why I Like Skejul

"I work 80 hrs/week and a lot of times it's because of my schedule mishaps. ... I would definitely say that after talking about Skejul it's something that would be vital for Realtors like myself."



Julie Heltne

REALTOR REMAX SIGNATURE PROPERTIES

THE BUZZ ABOUT SKEJUL

Skejul is Artificial Intelligence that works on your behalf without requiring you to spend a lot of time setting preferences, declaring priorities, managing other people's contact information, or maintaining information on the places you go and the things you like to do. It also simplifies the complex process of coordinating activities involving people, places and things.



Favio Vazquez

Principle Data Scientist OXXO


Founder's
Spotlight

[Ep.17] Founders' Spotlight: Matthew Lamons & Paul Heirendt, Co-Founders- Skejul

In this episode of Founders Spotlight, Matthew Lamons and Paul Heirendt, Co-Founders of Skejul, share how they started the AI driven, Blockchain-protected Calendar Assistant application. Skejul was named "Cool Vendor for Unified

July 27, 2018 @ diametadotventures.files.wordpress.com

Skejul Vision of the Future

Member Experience

Skejul: Fast & Easy






API

Our mission is to empower you with AI to Skejul:

- Anything

- Anywhere

- Anytime

With Anyone (member, guest, or business) in mere moments with a beautiful and intuitive consumer mobile-friendly web application OR in 3rd party software by way of our Skejul API.

Skejul's Patent Pending intelligence is simple:

You pick the group of people...


Skejul
Invitations
November
Today
Event
Message Group
Skejul


Skejul
Invitations
Message Group
November
Today
Event
Skejul

...And Skejul recommends the best date and time based on everyone's preferences and priorities in the context of confirmed and pending activities.

Select one of the blue recommended date time boxes to choose that option to present to people.

Or continue to add more people and Skejul will recalculate to present new smart recommendations based on the changed context.

The Skejul experience is:

- Fast (based on real-time communication)
- Private (no direct calendar sharing)
- Secure (data encrypted in flight and at rest)
- Smart (no double booking)


Skejul
Invitations
Message Group
November
Today
Event
Skejul


Skejul
Invitations
Message Group
November
Today
Event
Skejul

It's what you SHOULD expect from really smart technology!

Skejul interactive events seamlessly incorporate:

- Real-time chat
- Live calendar interactions for awareness and decision support
- Maps & directions
- Media attachments (pdf's, word docs, spreadsheets, photo & video)

To keep everyone informed and on Skejul!


Marketing Plan Update
Marketing Plan Update
FRI
9th
12:00pm - 2:00pm
November

Stop Planning...Start Doing



Skejul smart planning recommendations are 150x better than the un-informed guessing that starts most emails exchanges about when an activity can occur.

We built a community of fans more than 70,000 strong. Pre-activated Skejul beta members across 25 countries have nearly 2 million real activities which formed the basis for training Skejul's Deep Learning AI. People want Skejul to simplify their future, so they can spend less time PLANNING and more time DOING the things that are important to them!


Skejul™


Financial Services
CRM
Healthcare
Skejul™
Call Center
Consumer Services

Skejul Unifies A Fractured Ecosystem

- Consumer Mobile friendly application & API
- Eliminates activity-based data silos
- Improves communication and planning
- Empowers consumers & enterprises with real-time actionable intelligence in a privacy-protected environment for meetings, appointments, and services

Skejul Intelligence Platform Automates & Optimizes how people and businesses Set See and Share - Life Work and Play!


Skejul™
Pinterest
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Our MVP had 1.75M Activities Uploaded


Skejul MVP Journey
Think - Team - Trust - Tech - Traction - Timing
Gathered a visionary team of professionals to design & build a powerful new consumer data driven platform....not just a website or app.
Team
Data science community PRO's joined the team to architect, build, and train Skejul core AI (deep learning models)
Tech
Welunder Campaign perfect opportunity to raise capital to complete Skejul Beta (consumer version) for delivery to pre-activated members & fans!
Timing
Skejul™
Think
What's the real problem? Asynchronous communication & planning of activities between people (and co's) with Data Silos.
What's the BEST Skejul Solution? Activities are real-time interactive content in an AI powered privacy first platform - I.e. simplified planning across traditional data silos.
Trust
Engaged & built >70k community of fans who understand the problem to see the Skejul vision. Beta pre-activations from fan audience provided real calendar data for training.
Traction
Completed Skejul MVP 150x better than guessing
Data Highlights:
1.75 Million activities uploaded
200k connections
5 million people interactions

Investor Pitch


Matthew Lamons, Founder & CEO
Mobile (415) 347-1682
matthew@skejul.com
https://skejul.com/
Skejul™
Simplify The Future
Artificial Intelligence
Guesswork
Fascinating
Simple
Natural
Invest

Towards Data Science — Sharing concepts, ideas, and codes | eWEEK | Gartner Cool Vendor - 2017 | AI EXPO | CMS WiRE

Skejul Proof Points, Traction, & Forecast



Skejul MVP

- Pre-Activated members in > 25 Countries
- 1.75 million activities uploaded
- >200k connections
- >5 million people interactions
- >7 million participation hours
- Skejul AI 150x better than guessing

Investment Plan

- $500k Pre-Seed Round
- $3.5 million Seed Round in late 2018

Financial Projection Notes:

- Virality Factor k = 1.01, decay & churn included
- Individual PRO level monthly subscriptions = $10/mo
- 3% Conversion from FREE basic Skejul membership to PRO


Use of Funds
Exec/Other
28%
40%
Development
32%
Sales/Marketing

Strategy - Business Model - Goals


Skejul Platform
Strategy and Revenue Model
Engage in strategic data acquisitions
Data Acquisition
Skejul AI value delivered to partner apps
Market negotiated cost
Healthcare, Real Estate, Fin. Serv., Call Centers
User acquisition path for consumer app
API
Data & Intelligence Products
Payment Processing for commercial services
Sponsored Contextual Recommendations
Skejul APP Platform for custom widgets
Skejul ver. 2.0
API
Skejul
Automate
Capitalize on a wide spread need for automation
Unified Data Warehouse
Consolidate value and competitive advantage in a encrypted, secure, and unified data warehouse
Consumer / Biz Application
Consumer / Business App
Freemium SaaS
Pro version = $10/mo
Enterprise $TBD
5% of members paid (direct monetization)

Meet the Founders



Matthew Lamons

Founder/CEO

Former Marine. Trained in experimental behavioral psychology, Founder of Applied AI Masterminds



Paul Heirendt

Founder, Chief Technology Evangelist

Board Member Entrepreneur w/successful exits SaaS, Voice BioMetrics, CyberSec, Tech Visionary



Mark Gallion

Founder, COO

Innovative business leader: British Petroleum=>Harvard MBA=> BoozAllen=>Emerson Electric=> Start-ups

AND THE REST OF THE TEAM



Dan Vatterott

Principle Data Scientist (part-time)

Ph.D. Cognitive Psychology Post-Doc Fellow at Columbia Univ. Med. Ctr. RNN, Deep Learning, Recommendation Sys., Behavior Prediction at Showtime. Consultant



Abhishek Nagaraja

Deep Learning Engineer (part-time)

M.S. Mechanical Engineering (Control Sys. & Data Science Specialty) Magna cum Laude - U of I - Chicago Data Pipeline - Deep Learning Modeling



Jason Ward

Founder, Chief Technology Officer (part-time)

Platform Architect Experienced technical co-founder Fuel API - SaaS company serving digital assets to the automotive industry

Interview

WF: What pain-points does Skejul solve?

– COLLAPSE ALL

S: Isn't it frustrating that it takes a meeting to set up a meeting? It's ridiculous! Skejul solves this problem. Now you can set up business meetings, appointments, social activities, dinner with friends, and family events in moments. With Skejul, you pick the people and Skejul's AI works to find the best date & time based on everyone's preferences, priorities, and availability without directly sharing calendar information. It's simple, fast, private, and what you should expect from really smart technology.

WF: Why will Skejul finally solve this problem? How is it different?

S: We spent a lot of time researching the problem from a psychology, communication, and data/information perspective and then set about dreaming up our ideal solution. Skejul turns activities into interactive content with real-time communication powered by AI that works on everyone's behalf. We designed Skejul to give the easiest, fastest, and most friendly personal intelligent assistance possible. You pick the people and Skejul immediately predicts the hour and day that you're likely to be able to meet. It works best when everyone is a Skejul Member, but it doesn't break when you invite guests to an activity (like a business meeting, dinner, etc.). Skejul isn't a simple filter - our AI makes smart recommendations and facilitates the process with the goal of a single interaction acceptance of your invitation by the people you ask to join in an activity.

WF: What's the primary technology behind Skejul and how does it work?

S: Skejul core AI is based on proprietary deep learning technologies developed by our Deep Learning team. Skejul's intelligence is able to quickly extract key features important to your decision making that relate to your preferences and priorities in the context of your past and future activities. We've built our deep learning platform from the ground up to produce intelligent date time recommendations that won't double-book you while optimized for efficiency!

WF: How big is the market?

S: In the U.S. in 2009, services accounted for 79.6% of U.S. private-sector gross domestic product (GDP), or $9.81 trillion. Services jobs accounted for more than 80 percent of U.S. private-sector employment, or 89.7 million jobs. All these services are scheduled inefficiently right now. They need the AI power of Skejul to make the connection and find the best time that works for both the business and the consumer! Source: https://2016.trade.gov/publications/ita-newsletter/1010/services-sector-how-best-to-measure-it.asp

WF: How will Skejul make money?

S: Skejul will make money by charging for access rights to our API for a large volume of transactions by businesses with high scheduling and activity coordination needs. The software already in place in industries and sectors such as financial services, healthcare, CRM, general services, and more can "plug in" to Skejul and get the benefit of our AI. Skejul gets the benefit of the opportunity to expand rapidly into many new markets and to a wide range of new members. Skejul will also have direct pay individual and enterprise subscription levels (in addition to our free consumer version) that monetize additional intelligence based products that are key to the efficient operation business in the modern age.

WF: How will we grow and acquire customers?

S: Using Skejul means sharing Skejul! Every invitation to an event is also an invitation to the Skejul platform. Skejul activities are viral by nature because you can invite anyone to anything in Skejul. Guests will get a short link in an email or by text and can interact with Skejul features and resources appropriate to the purpose of the invitation. Skejul API will distribute Skejul throughout existing and ongoing transaction/interaction ecosystems in B2C and B2B and marketplaces. Growing the Skejul member base at the speed of commerce and Skejul enterprise will provide the opportunity of onboarding large groups of members as these contracts are established.

WF: Can I connect other calendar data to Skejul?

S: Yes! Today, you can connect multiple Google calendar accounts to Skejul. In the near future, you'll be able to connect additional accounts from Outlook 365 and iCal to Skejul as well.

WF: Is there a limit on the number of calendars I connect to Skejul?

S: No.

WF: Will other people see my calendar data?

S: No. Skejul's patent-pending AI works in the background to provide you with decision support to help you Simplify The Future. No other member or guest will see your activities (regardless of the calendar they come from) and you won't see anyone else's.

WF: What's our biggest risk?

S: Meeting customer expectations. We've connected with a global community of over 70,000 people around the world telling the Skejul story. We've pre-activated members from over 25 countries that speak many different languages and live in all different time zones. Our core AI is already demonstrating a universal advantage that's orders of magnitude better than the random guessing we resort to today in email when we're trying to find a time to get together. Skejul is a people first company - our goal is to make individuals happy and help simplify the future in how they navigate activities. Our focus on this gives us the power and momentum to quickly expand to providing value to corporate and API clients and know that along the way the people that interact and rely on the Skejul platform are going to do so for a long time.

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RISKS

1 There is existing competition in the scheduling market. As such, The Company may not be able to acquire users for either the consumer app or the API.

2 The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Skejul is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min

INVEST

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